                                                                    NEWS RELEASE


For:              Global Outdoors, Inc.
                  43445 Business Park Drive, Suite 113
                  Temecula, CA  92590

Contact: Perry T. Massie, President and Chief Executive Officer Rick Dickson, Chief Financial Officer
                  909.699.4749

                  Cecilia A. Wilkinson/Angie Yang
                  PondelWilkinson MS&L
                  Corporate & Investor Relations
                  323.866.6060
                  investor@pondel.com


                GLOBAL OUTDOORS REPORTS RECORD FINANCIAL RESULTS

         TEMECULA, CALIFORNIA - MARCH 31, 2003 - Global Outdoors, Inc. (OTC:
GLRS) today announced record results for its fourth quarter and full year ended December 31, 2002, characterized by especially strong performance from The Outdoor Channel, the company's majority-owned national cable TV network.

         For the 2002 year, the company reported total revenues of $21.4 million, 24 percent higher than $17.2 million recorded for 2001. In line with the growing subscriber base of The Outdoor Channel, advertising revenues rose 27 percent to $11.0 million, and subscriber fees were up 57 percent to $6.1 million.

         Net income for the 2002 year advanced 183 percent to $2.3 million, or $0.38 per diluted share, up from $810,888, or $0.14 per diluted share, in 2001. Operating profit margin expanded to 21 percent from 10 percent a year ago.

         For the three months ended December 31, 2002, revenues reached $6.1 million, up 24 percent from $5.0 million in the corresponding year-earlier period. Net income for the 2002 fourth quarter rose 18 percent to $596,912, or $0.10 per diluted share, compared with $507,042, or $0.09 per diluted share a year ago.

         "This past year marked a period of remarkable accomplishment for Global Outdoors," said Perry T. Massie, President and Chief Executive Officer. "Our achievements are reflected in the company's strong financial performance and, of greater importance, have laid a foundation that we believe will support strong future growth."

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         Massie added: "In 2002, The Outdoor Channel expanded its availability to more than 52 million homes across the country and grew its subscriber base to
20.5 million, as estimated by Nielsen Media Research and significantly boosted by our milestone launch on DirecTV in October 2002. The latest Nielsen report estimates a subscriber base of 22.0 million viewers as of March 2003.

         "A primary focus of management attention has been augmenting original programming for The Outdoor Channel to attract and retain viewers and advertisers." Massie said. "New programming has included shows dedicated to fishing, gun and rodeo enthusiasts. The commencement of formal Nielsen measurement this year has also been a crucial factor in the growth of our advertising revenues, which rose 27 percent over last year as more advertisers have been attracted to The Outdoor Channel's impressive male viewership and household reach."

         Massie noted that the company's strong balance sheet supports its growth aspirations. At December 31, 2002, cash and cash equivalents stood at $3.2 million and working capital equaled $4.8 million. Cash flow from operations for the 2002 year totaled $2.3 million, and total stockholders' equity rose to $6.1million, up 53.5 percent from $4.0 million at year end 2001.

ABOUT GLOBAL OUTDOORS, INC.
---------------------------

         Global Outdoors is the principal owner of The Outdoor Channel, a national television network, dedicated to providing the best in traditional outdoor programming to America's sixty million anglers and hunters. The Outdoor Channel features more than 100 weekly hunting and fishing series, in addition to rodeo, off roading, recreational gold prospecting and country music program. As of March 2003, according to Nielsen Media Research, The Outdoor Channel's Universe grew to 22.0 million homes through a combination of cable and satellite dish subscribers. The company also owns and operates related businesses, which serve the interests of viewers of The Outdoor Channel and other outdoor enthusiasts. These related businesses include, Lost Dutchman's Mining Association (LDMA-AU Inc.), Gold Prospectors' Association of America Inc.
(GPAA), and the Trips and Outings Division.

SAFE HARBOR STATEMENT
---------------------

         Certain statements in this news release that relate to financial results, projections, future plans, events, or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and involve significant risks and uncertainties, including, but not limited to, the following: competition, promotional costs, risk of declining advertising and subscriber revenues, decline in subscriber base and risk of primary satellite failure. The company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These risks and uncertainties, and certain other related factors, are discussed in the company's Form 10-KSB and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release, and the company assumes no obligation to update such forward-looking statements. Refer to the company's Form 10-KSB for the year ended December 31, 2002 filed with the Securities and Exchange Commission for more information, as well as, other filings including the company's Form 10-QSB quarterly reports.

                                      # # #


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

                                     GLOBAL OUTDOORS, INC AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                      Three Months Ended                 Year Ended
                                                         December 31,                    December 31,
                                                -----------------------------   -----------------------------
                                                    2002            2001            2002             2001
                                                -------------   -------------   -------------   -------------
                                                        (unaudited)
Revenues:
     Advertising                                $  3,329,381    $  2,328,353    $ 10,969,086    $  8,644,609
     Subscriber fees                               1,807,159       1,244,298       6,070,897       3,873,902
     Membership services                             989,661       1,363,213       3,645,734       3,793,660
     Trips and outings                                16,023          26,077         707,228         921,366
                                                -------------   -------------   -------------   -------------
         Total revenues                            6,142,224       4,961,941      21,392,945      17,233,537
                                                -------------   -------------   -------------   -------------
Expenses:
     Satellite transmission fees                     596,663         565,346       2,358,720       2,238,205
     Advertising and programming                   1,730,916         730,078       3,854,117       2,482,133
     Trips and outings                               295,538         136,386         616,933         667,436
     Bad debts expense                                68,777         912,985         256,922       1,311,641
     Selling, general and administrative           2,176,482       1,656,334       9,730,768       8,850,853
                                                -------------   -------------   -------------   -------------
         Total expenses                            4,868,376       4,001,129      16,817,460      15,550,268
                                                -------------   -------------   -------------   -------------

Income from operations                             1,273,848         960,812       4,575,485       1,683,269

Other income (expense):
     Gain on sale or issuance of
         common stock of subsidiary                       --              --          46,786              --
     Interest expense                                (20,054)        (35,775)        (77,423)       (126,507)
     Interest income                                  22,483          77,447          76,608         152,908
                                                -------------   -------------   -------------   -------------
Income before income tax provision
   and minority interest                           1,276,277       1,002,484       4,621,456       1,709,670

Income tax provision                                 566,049         415,000       1,882,161         718,000
                                                -------------   -------------   -------------   -------------
Income before minority interest                      710,228         587,484       2,739,295         991,670

Minority interest in net income of
   consolidated subsidiary                           113,316          80,442         444,266         180,782
                                                -------------   -------------   -------------   -------------
Net income                                           596,912         507,042       2,295,029         810,888

Preferred stock dividends                                 --              --         (90,038)             --
                                                -------------   -------------   -------------   -------------
Net income applicable to common stock           $    596,912    $    507,042    $  2,204,991    $    810,888
                                                =============   =============   =============   =============
Earnings per common share:
     Basic                                      $       0.11    $       0.10    $       0.42    $       0.16
                                                =============   =============   =============   =============
     Diluted                                    $       0.10    $       0.09    $       0.38    $       0.14
                                                =============   =============   =============   =============
Weighted average number of
   common shares outstanding:
     Basic                                         5,305,966       5,230,754       5,287,857       5,228,499
                                                =============   =============   =============   =============
     Diluted                                       5,859,139       5,872,641       5,850,606       5,838,662
                                                =============   =============   =============   =============


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                      GLOBAL OUTDOORS, INC AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEET HIGHLIGHTS


                                                     DECEMBER 31,   DECEMBER 31,
                                                        2002            2001
                                                     ------------   ------------

ASSETS
Cash and cash equivalents                            $ 3,247,740    $ 2,574,429
Accounts receivable, net                               2,473,486      1,581,272
Total current assets                                   6,541,009      4,523,943
Property, plant and equipment, net                     4,226,662      3,761,622
Total assets                                          11,830,003      9,214,144

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities                            $ 1,736,418    $ 2,040,854
Total liabilities                                      4,405,358      4,386,890
Minority interest in subsidiary                        1,262,689        811,965
Total stockholders' equity                             6,161,956      4,015,289
Total liabilities and stockholders' equity            11,830,003      9,214,144